EXHIBIT 99.1

Roudy Ambroise
3425 Collins Ave., Unit 726
Miami, Florida  33141

April 21, 2011

Board of Directors
Harmony Metals, Inc.
6538 Collins Ave., Suite 476
Miami, FL  33141

Ladies and Gentlemen:

I hereby resign as a director of Harmony Metals, Inc., a Florida corporation (the “Company”), effective immediately.  My resignation does not in any way imply or infer any dispute or disagreement with the Company or its management relating to the Company’s operations, policies or practices.  I wish the Company much success in its future endeavors.

Sincerely,

/s/ Roudy Ambroise
Roudy Ambroise